SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2005

PHYSIOMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27956	77-0248588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

FIVE BILLERICA PARK

101 BILLERICA AVENUE

N. BILLERICA, MA 01862

(Address of Principal Executive Offices) (Zip Code)

(978) 670-2422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3.01 Notice of failure to satisfy a continued NASDAQ listing rule

The company received a letter from Nasdaq on April 5, 2005, which cited the company’s non-compliance with the requirement that the company maintain either shareholder equity of a minimum of $2,500,000 or $35,000,000 in listed securities or $500,000 of net income from continuing operations for two of the last three fiscal years, as required in marketplace rule 4310(c) (2)(B). Under these circumstances, the Nasdaq staff has reviewed the company’s eligibility for continued listing. The company provided a plan of compliance to Nasdaq on April 20, 2005 to achieve and maintain compliance with all the Nasdaq Smallcap listing requirements.

After review of this plan, Nasdaq has notified the company on May 18, 2005 that the plan submitted did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or maintain such compliance over an extended period of time. Nasdaq therefore advised the company that, its securities are subject to delisting and will be delisted on May 27, 2005 unless the company requests an appeal and a hearing before the Nasdaq Listing Qualifications Panel. This will delay any delisting until the hearing date, which will be within 45 days of the date the company requests the hearing.

The company filed the request for a hearing on May 23, 2005 and intends to continue activities designed to achieve compliance with the continued listing requirements in time to avoid delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSIOMETRIX, INC.

	By:	/s/ Daniel W. Muehl
Daniel W. Muehl
Vice President and
Chief Financial Officer

Date: May 24, 2005